Exhibit 99.2

For Further Information Call:
Dr. Bruce Worster
          Chairman of the Board of Directors
          Voice: 860-704-3946
          inquire@zygo.com

For Immediate Release

ZYGO ANNOUNCES LEADERSHIP TRANSITION PLAN

MIDDLEFIELD, CT, October 21, 2009 - Zygo Corporation (NASDAQ: ZIGO) today announced that Chief Executive Officer J. Bruce Robinson, 67, will be retiring after leading the Company for over ten years. Mr. Robinson plans to transition from his current role as CEO and director into a non-director consulting position with ZYGO. The transition is expected to occur during the second half of ZYGO’s current fiscal year.

Chairman Bruce Worster and Governance Committee Chair Carol Wallace will lead ZYGO’s Board of Directors in the CEO search and selection process. The Board has retained Spencer Stuart, an executive search firm, to assist in recruiting a new CEO, with Mr. Robinson assisting in the search and remaining in his current role until such time as a successor is named.

The Board of Directors has identified a number of strategic initiatives that Mr. Robinson will be working to achieve during his transition, and the Company has entered into an Agreement with Mr. Robinson that includes payments he may receive upon the successful achievement of these initiatives.

Mr. Robinson commented, “The last decade has been a time of tremendous progress and change at ZYGO. We expanded our served markets, increased our breadth of products, and consistently demonstrated our unique value to the worldwide optics and electronics industries. The Board and I believe it is an appropriate time to focus on CEO succession planning, and I look forward to working closely with the Board in my transition to a consulting position with ZYGO. Consistent with our recent strategic announcements, my priority today is to continue to leverage the strength of our optical and metrology technologies by partnering with leading companies that possess the worldwide sales, service, and support infrastructure necessary to broaden the reach of our products.”

Chairman Bruce Worster commented, “We will search for a CEO successor who has the qualifications, leadership, and vision to guide the Company forward. Bruce’s contributions to ZYGO during the last ten years are innumerable, and his continued dedication during this transition will be a great benefit to the Company. The Board will work closely with Bruce and the other members of the senior management team to ensure a smooth transition and transfer of responsibilities once a new CEO is named. We want to thank Bruce for his many contributions to the Company, and to wish him all the best in the future.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets.

Forward-Looking Statements
All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated sales, orders, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in net sales to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; dependence on proprietary technology and key personnel; length of the sales cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; and the risk related to the Company’s transition to new senior management. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on September 14, 2009.

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